Exhibit 99.1

EURAMAX INTERNATIONAL, INC. ANNOUNCES AN AGREEMENT AND

PLAN OF MERGER WITH GSCP EMAX ACQUISITION, LLC

Norcross, Georgia (April 12, 2005) - Euramax International, Inc., a leading international producer of aluminum, steel, vinyl and fiberglass products for original equipment manufacturers, distributors, contractors and home centers in North America and Western Europe, announced today that it has entered into an Agreement and Plan of Merger with GSCP EMAX Acquisition, LLC.  GSCP EMAX Acquisition, LLC is a newly-formed company organized by Goldman Sachs Capital Partners and management of Euramax.  Pursuant to the Merger Agreement, GSCP EMAX will acquire all of the outstanding stock of Euramax.  As part of the transaction, Euramax intends to redeem all of its 8.5% Senior Subordinated Notes due 2011.

J. David Smith, Chairman and CEO of Euramax, stated that “We think this transaction is a terrific validation of the value the employees and business partners of Euramax have built over the last nine years.  With the support of GSCP, and the efforts of our employees, we expect to continue to grow and strengthen our company in the years to come.”

Contacts:	R. Scott Vansant	Andrea Raphael
	Euramax International, Inc.	Goldman Sachs
	(770) 449-7066	(212) 357-0025